Exhibit 23(d)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of BB&T Corporation of our report dated January 28, 2003 relating to the consolidated financial statements, which appears in BB&T Corporation’s Annual Report on Form10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Greensboro, North Carolina

April 30, 2003